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                                                                   EXHIBIT 23.03

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated August 28, 1997 relating to the financial statements, which appears in the 1998 Annual Report to Stockholders of Hybrid Networks, Inc., which is incorporated by reference in Hybrid's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report dated August 28, 1997 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
/s/ PricewaterhouseCoopers LLP

San Jose, California
January 17, 2000
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